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                                                                 Exhibit 10.23.3


February 10, 2003


Robert E. Rubin
399 Park Avenue, 3rd Floor
New York, NY  10022

Dear Bob:

        I am writing on behalf of Citigroup Inc. to confirm certain changes to your employment agreement dated October 26, 1999, as amended on February 6, 2002. The guaranty of a level of incentive compensation for 2002 is extended through 2003, and all of the provisions of the employment agreement relating to such incentive compensation (such as composition and manner of payment), including those designed to avoid the loss of deduction under Section 162(m) of the Internal Revenue Code, shall apply to such extended guaranty.

        If the foregoing is consistent with our discussions, please sign in the space provided below.

                                        Very truly yours,


                                        Citigroup Inc.


                                        By:   /s/ Sanford I. Weill
                                           -------------------------------------
                                           Sanford I. Weill,
                                           Chairman and Chief
                                           Executive Officer

Accepted and agreed:


/s/ Robert E. Rubin
--------------------------------
Robert E. Rubin